UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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LINCOLNWAY ENERGY, LLC
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January 20, 2014

Dear Lincolnway Energy Members:

I want to thank you for the warm welcome you have given me and my family to the area and am pleased to deliver the Lincolnway Energy 2013 Annual Report. This report covers the time period of October of 2012 to September of 2013. This was a year characterized by the impact of the drought of 2012, periods of low margins which steadily improved in the latter portion of the year and a change in management direction.
The 2014 year will be a pivotal year for this industry and for this facility. The legislation that has characterized this industry, the Renewable Fuels Standard, continues to be pressured in Washington by a cadre of oil interests and others who do not see value in the agricultural economy. Still we find demand for ethanol to be strong domestically and in international markets. This is providing further proof that this industry is maturing and finding a place for itself in the fuel value chain.
Lincolnway Energy itself is poised for major change in 2014. We have received approval from our Board to install a natural gas boiler in calendar year 2014. This boiler will replace the coal fire boiler system we have today. The coal fired system provided Lincolnway a significant economic advantage over the competition until around 2010. Since then, the value of natural gas has plummeted with the advent of fracking in the US and today the coal boiler represents an economic disadvantage to the plant. The replacement of this system will reap benefits in both uptime of the facility and cost of production.
Lincolnway Energy has also contracted for the SMT system, the first change to the front end of the ethanol facility since inception in 2004. We anticipate the installation of this equipment during the scheduled spring shut down. This system will allow Lincolnway Energy to separate finely ground starch from less well ground starch and further grind the coarser material. This will allow more starch to be exposed and available to the yeast, increasing yield of ethanol per bushel of corn. While we see this technology providing Lincolnway Energy a direct economic return we also look at it as a first step of a series of steps we can take to improve the production of ethanol and co-products at the facility.
Finally, as anyone who has been by the plant can see, the construction of the DuPont facility next door to Lincolnway Energy is proceeding rapidly. While these facilities are separate we have been working closely with them on the load out of ethanol and the building of the natural gas pipeline that will supply both of our facilities. As we have gotten to know them over the past year we have found them to be good neighbors and looking forward to them producing their first drops of cellulosic ethanol from local corn stover.
We hope to see all of you at the Lincolnway Energy, LLC annual meeting. You can find the following documents on Lincolnway Energy's website in connection with the meeting:

1.	Notice of Internet Availability of Proxy Materials

2.	Notice of Annual Meeting of Members

3.	This letter

4.	Proxy Statement

5.	2013 Annual Report

6.	Ballot

The annual meeting of the members will be held at the Holiday Inn Ames Conference Center, 2609 University Blvd., Ames, Iowa on Wednesday, March 5, 2014, commencing at 6:30 p.m.

The Notice of Internet Availability of Proxy Materials and the Notice of Annual Meeting of Members were mailed to the members on or around January 20, 2014, in accordance with the rules of the Securities and Exchange Commission. The Ballot, along with a return envelope for the Ballot and another copy of the Notice of Internet Availability of Proxy Materials, will also be mailed to the members on or around February 3, 2014, as permitted by the rules of the Securities and Exchange Commission.

There are three proposals on the Ballot for the meeting.

•	One proposal is the election of three directors. The three nominees for the three director positions that need to be filled at the annual meeting are Brian Conrad, Tim Fevold and Jeff Taylor.

•
Another proposal is an advisory vote by the members on the compensation of Lincolnway Energy's executive officers as set out in the proxy statement. The advisory vote arises out of the amendments to the Securities and Exchange Act of 1934 that were made by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

•	The other proposal on the Ballot is the ratification of the selection of McGladrey LLP as Lincolnway Energy, LLC's auditor for the fiscal year ending September 30, 2014.

It is important that your units be represented and voted at the meeting. The Directors therefore urge you to carefully review all of the materials, and then complete, sign and date your Ballot and promptly return it in the reply envelope that Lincolnway Energy will be mailing to you along with the Ballot on or around February 3, 2014. You can also print the Ballot off the website, and then return the Ballot to Lincolnway Energy. You should, however, first access and review all of the proxy materials on the website before printing off and sending in your Ballot. In either case, your Ballot must be received at the principal office of Lincolnway Energy before 3:00 p.m. on March 5, 2014 in order to be valid. This will also help ensure a quorum at the meeting and may save Lincolnway Energy the expenses and extra work of additional solicitation. If you return your Ballot before the meeting and decide that you want to change your vote, you can do so at any time before the voting results are announced at the meeting by either coming to the principal office of Lincolnway Energy before 3:00 p.m. on March 5, 2014 or by coming to the annual meeting and notifying any Director at any time before the voting results are announced at the meeting. In either case, you will be given another Ballot to complete and deliver either at the annual meeting or to the principal office of Lincolnway Energy at any time before 3:00 p.m. on March 5, 2014. You also can, however, wait to vote by Ballot at the meeting.

On behalf of the Directors, I would like to thank you for your continued support of Lincolnway Energy, LLC, and we look forward to seeing you at the meeting.

Sincerely,

/s/ Eric Hakmiller
Eric Hakmiller, President

LINCOLNWAY ENERGY, LLC
_______________________

NOTICE OF ANNUAL MEETING OF MEMBERS
March 5, 2014
_______________________

To the Members:

You are cordially invited to the annual meeting of the members of Lincolnway Energy, LLC that will be held at the Holiday Inn Ames Conference Center, 2609 University Blvd., Ames, Iowa, on Wednesday, March 5, 2014, commencing at 6:30 p.m. to consider the three proposals set out in the Notice of Internet Availability of Proxy Materials that was sent along with this Notice and to transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only members of record on January 20, 2014, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.

Whether or not you expect to attend the meeting, the Directors urge you to please promptly complete, sign and date your ballot, and return the ballot to Lincolnway Energy. Your ballot must be received at the principal office of Lincolnway Energy before 3:00 p.m. on March 5, 2014 in order to be valid. This will also help ensure a quorum at the meeting, and may save Lincolnway Energy the expenses and extra work of additional solicitation. If you return your ballot before the meeting and decide that you want to change your vote, you can do so at any time before the voting results are announced at the meeting by either coming to the principal office of Lincolnway Energy before 3:00 p.m. on March 5, 2014 or by coming to the annual meeting and notifying any Director at any time before the voting results are announced at the meeting. In either case, you will be given another ballot to complete and deliver either at the annual meeting or to the principal office of Lincolnway Energy at any time before 3:00 p.m. on March 5, 2014. You also can, however, wait to vote by ballot at the meeting.

The Proxy Statement that is available on Lincolnway Energy's website describes in more detail the proposals to be voted upon at the meeting.

A copy of the 2013 Annual Report, which includes financial statements, is also available on Lincolnway Energy's website.

This Notice and a Notice of Internet Availability of Proxy Materials were mailed to the members on or around January 20, 2014. This Notice and the Notice of Internet Availability of Proxy Materials, along with a letter to the members from the President, the Proxy Statement, the 2013 Annual Report and the ballot, were also posted under the "Investors" section of Lincolnway Energy's website on or around January 20, 2014.

The Directors determined to make all of the proxy materials available to the members on Lincolnway Energy's website in accordance with the rules of the Securities and Exchange Commission regarding the internet availability of proxy materials. The Notice of Internet Availability of Proxy Materials describes that process in more detail. The Directors took this approach because it will result in savings in administrative time and printing and mailing costs. If you want to receive a paper or email copy of the proxy materials, however, you can request one by following the procedures set out in the Notice of Internet Availability of Proxy Materials. You should indicate in your request if the request is just for this annual meeting or for all member meetings. If you make a request for a paper or email copy of the proxy materials for all member meetings, you will be provided with a paper or email copy for this annual meeting and all future member meetings until you revoke your request. The paper or email copy of the proxy materials will be provided at no cost. All of the proxy materials can also be printed off by you from the website. You should, however, in all events first access and review all of the proxy materials on the website before printing off and sending in your ballot. The ballot, along with a return envelope and another copy of the Notice of Internet Availability of Proxy Materials, will also be mailed to the members on or around February 3, 2014 as permitted by the regulations of the Securities and Exchange Commission.

By Order of the Directors,

/s/ Richard Johnson
Richard Johnson, Secretary
Nevada, Iowa
January 20, 2014

LINCOLNWAY ENERGY, LLC
59511 W. Lincoln Highway
Nevada, Iowa 50201

PROXY STATEMENT FOR ANNUAL MEETING OF MEMBERS
TO BE HELD ON MARCH 5, 2014

GENERAL INFORMATION

This Proxy Statement is being provided by Lincolnway Energy, LLC in connection with the annual meeting of the members that will be held on March 5, 2014, commencing at 6:30 p.m., at the Holiday Inn Ames Conference Center, 2609 University Blvd., Ames, Iowa, and any adjournment or postponement thereof. If you need directions to the Holiday Inn Conference Center, please call Lincolnway Energy at (515) 232-1010.

The Notice of Internet Availability of Proxy Materials and the Notice of Annual Meeting of Members with respect to the annual meeting were first sent to the members on or around January 20, 2014. This Proxy Statement, the 2013 Annual Report and the Ballot, along with the two notices referenced in the preceding sentence and a letter to the members from the President, were first posted on Lincolnway Energy's website on or around January 20, 2014. The Notice of Internet Availability of Proxy Materials and the Ballot will also be mailed to the members on or around February 3, 2014.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:    What is the purpose of the proxy statement, ballot and annual report?

A:
The proxy statement, ballot and annual report are being provided to the members pursuant to the requirements of the proxy rules of the Securities and Exchange Commission and of Lincolnway Energy's Second Amended and Restated Operating Agreement. In particular, the materials are provided to solicit your vote by the ballot on the three proposals to be voted upon by the members at the annual meeting and to invite you to the annual meeting.

Q:	Who is providing the proxy statement, ballot and annual report and soliciting for the ballot?

A.
The materials are being provided to you by Lincolnway Energy and the ballot is solicited on behalf of Lincolnway Energy and the directors of Lincolnway Energy. In addition to the materials, Lincolnway Energy's directors or officers may use telephone, electronic or other means to request members to return their ballot or to attend the annual meeting.

Q:	Who is paying the costs of the solicitation?

A:	The cost of preparing and distributing the proxy materials and otherwise for the annual meeting will be paid by Lincolnway Energy.

Q:	Who are the notice of internet availability of proxy materials, notice of annual meeting, letter from the president, proxy statement, annual report and ballot being sent or made available to?

A:
The materials are being sent or made available to everyone who was listed as a member of Lincolnway Energy in its books and records on January 20, 2014. January 20 is referred to as the "record date" for the annual meeting for purposes of the Second Amended and Restated Operating Agreement and the proxy rules of the SEC. Only members of record on January 20 are entitled to notice of, and to vote at, the annual meeting.

Q:	What proposals will the members vote on at the annual meeting:

A:	The following three proposals will be voted on by the members:

Proposal 1:
The election of three directors to serve until the annual meeting of the members that will be held in 2017. There are three nominees for those three director positions. The nominees are Brian Conrad, Tim Fevold and Jeff Taylor. This proposal is discussed in the "ELECTION OF DIRECTORS" section of this proxy statement commencing on page 5, and in particular in the "Nominees For Election as a Director at the Annual Meeting--Proposal 1" section of this proxy statement, commencing on page 10.

Proposal 2:
Any advisory vote on the compensation of Lincolnway Energy's executive officers that is set out in the "COMPENSATION OF EXECUTIVE OFFICERS" section of this proxy statement. This proposal is discussed in the "SAY-ON-PAY ADVISORY VOTE--PROPOSAL 2" section of this proxy statement, commencing on page 23.

Proposal 3:
The ratification of McGladrey LLP as Lincolnway Energy's auditor for the fiscal year ending September 30, 2014. This proposal is discussed in the "RATIFICATION OF AUDITOR--PROPOSAL 3" section of this proxy statement, commencing on page 24.

No member proposals will be able to be made or acted upon at the annual meeting, and no member action will otherwise be able to be taken at the annual meeting, other than voting on the above three proposals.

Q:	Why is the say-on-pay advisory vote proposal being submitted to the members?

A:
The proposal for the advisory vote on executive compensation is sometimes referred to as the "say-on-pay advisory vote". The advisory vote is required to be taken under amendments that were made in 2010 to the Securities Exchange Act of 1934. The advisory vote is required to be taken every three years, and the last advisory vote on executive compensation was taken at the annual meeting of the members that was held in 2011.

Q:	What is the say-on-pay advisory vote proposal and what is the effect of the members' vote on the proposal?

A:
By the advisory vote on the executive compensation set out in the "COMPENSATION OF EXECUTIVE OFFICERS" section of this proxy statement, the members can endorse or not endorse Lincolnway Energy's system of compensating its executive officers as set out in that section of the proxy statement. The say-on-pay advisory vote is not binding on Lincolnway Energy or the directors. While the advisory vote is not binding, the directors do intend to consider the vote as one factor in setting the compensation of Lincolnway Energy's executive officers in the future.

Q:	How many votes does each member have?

A:	Members are entitled to one vote for each unit that they hold.

Q:	How many units are outstanding?

A:	Lincolnway Energy has a single class of units. There were 42,049 units outstanding on the January 20, 2014 record date. Those units were held by 952 different members.

Q:	What constitutes a quorum for the annual meeting?

A:
The members holding at least 25% of the outstanding units will constitute a quorum of the members for the annual meeting. Since Lincolnway Energy has 42,049 outstanding units, at least 10,513 units need to be represented at the meeting in order for there to be a quorum.

A member attending the annual meeting will be counted for establishing a quorum. A member who is not present at the meeting but who is voting by a proxy or who properly completed and timely returned a ballot to Lincolnway Energy will also be counted for establishing a quorum.

Q:	What is the voting requirement for the three proposals?

A:	If a quorum is represented at the annual meeting, the voting requirement for the three proposals is as follows:

•
The vote of a plurality of the units that are voted on the election of the three directors will be the act of the members on that proposal. A plurality vote means that the nominees who receive the highest number of votes will be elected to fill the three director positions. There are, however, only three nominees for the three director positions, so each of the nominees will be elected as a director as long as they each receive one vote.

•
The vote of the members holding at least a majority of the units that are represented at the annual meeting will be the act of the members with respect to the say-on-pay advisory vote proposal and the ratification of Lincolnway Energy's auditor. If only the 10,513 units necessary to make a quorum were represented at the annual meeting, each of those proposals could be approved by the members holding 5,257 units.

Votes withheld and abstentions and broker non-votes represented at the annual meeting will be counted for quorum purposes, but will not be counted as votes cast for or against any of the proposals to be voted upon at the annual meeting.

Q:	When must my ballot be received by Lincolnway Energy in order to be valid and how must the ballot be completed in order to be valid?

A:
A ballot must be received at the principal office of Lincolnway Energy before 3:00 p.m. on March 5, 2014 in order to be valid or be delivered at the annual meeting before the voting results are announced at the annual meeting. The ballot must also be signed and dated, and properly completed, in order to be valid. If a ballot is signed, dated, properly completed and timely returned, the units it represents will be voted at the annual meeting in accordance with the specifications provided in the ballot. As noted on the ballot, if you fail to properly complete your vote on any proposal or to specify in your ballot your vote on any of the proposals, you will be deemed to have abstained from voting on that particular proposal. A member abstaining on a proposal is counted for purposes of establishing a quorum for the annual meeting, but an abstention on a proposal will not be treated as either a vote for or a vote against the proposal. You should carefully review the ballot for other voting instructions.

Q:	Can a member revoke a ballot?

A:
A member who returns a ballot to Lincolnway Energy before the annual meeting, but wants to change the member's vote, can do so at any time before the voting results are announced at the annual meeting by either coming to the principal office of Lincolnway Energy before 3:00 p.m. on March 5, 2014 or by coming to the annual meeting and notifying any director at any time before the voting results are announced at the annual meeting. In either case, the member will be given another ballot to complete and deliver either at the annual meeting or to the principal office of Lincolnway Energy at any time before 3:00 p.m. on March 5, 2014.

Q:	Will a vote be taken at the annual meeting?

A:
Members will be permitted to deliver their ballots at the annual meeting at any time before the voting results are announced at the annual meeting. Lincolnway Energy does not, however, contemplate calling for a vote on any of the proposals, and will instead tabulate the results of the voting by the ballots and announce the results near the conclusion of the annual meeting.

Q:	How can a member nominate director candidates or make a proposal for next year's annual meeting?

A:	This question is answered in the "MEMBER PROPOSALS FOR 2015 ANNUAL MEETING" section of this proxy statement, commencing on page 28.

You need to review this entire proxy statement and the ballot for further details and information.

ELECTION OF DIRECTORS

General Background; Nomination Process.

Lincolnway Energy currently has ten directors, who are elected by the members of Lincolnway Energy. Each director is elected to a three year term and until his or her successor is elected and qualified. The terms of the directors are staggered, so that the term of three directors expire in one year, three expire the next year, and four expire the following year. The terms of the directors expire at the annual meeting of the members.

The term of three directors will expire at the annual meeting, so one of the purposes of the annual meeting is to elect three directors for Lincolnway Energy. The directors who are elected at the annual meeting will each serve a three term and until their successor is elected and qualified. The three nominees for the director positions are identified below.

Lincolnway Energy has three processes by which an individual can be nominated for election as a director. Those processes are set out in Section 4.3 of the Second Amended and Restated Operating Agreement of Lincolnway Energy.

One of those processes requires nominations from the directors or a nominating committee established by the directors. Section 4.3 of the Second Amended and Restated Operating Agreement provides that the directors, or a nominating committee established by the directors, shall prepare a list of nominees for each director position to be filled at the next annual meeting of the members. Lincolnway Energy has a nominating committee, and the nominating committee, with the unanimous approval of the directors, has nominated three individuals as candidates for election as a director at the annual meeting.

Another process authorized by Section 4.3 of the Second Amended and Restated Operating Agreement is that the directors may, pursuant to an agreement with any person, permit the person to designate a nominee or nominees for election as a director. There is not currently any such agreement.

The other process provided for in Section 4.3 of the Second Amended and Restated Operating Agreement allows any member or members owning at least five percent of the outstanding units to nominate any individual for election as a director by submitting a written nomination petition to Lincolnway Energy within the time period provided for in Section 4.3. The nominee must also provide Lincolnway Energy with the nominee statement contemplated by Section 4.3. No nominees were nominated pursuant to the member nomination process for this annual meeting.

No nominations for any director position may be made from the floor at any meeting of the members.

Background and Experience of Directors.

The directors of Lincolnway Energy are elected by the members. The vote of the members is generally taken by ballot and without any discussion with or by the members at the annual meeting of the members.

Lincolnway Energy therefore does not know what specific experience, qualifications, attributes or skills of the current directors led any particular member or members to vote for any director. All of the current directors were, however, nominated by the nominating committee of the directors, and the three nominees for election at the annual meeting were nominated by the nominating committee and are also incumbent directors. The nominating committee, and the directors in considering the recommendations of the nominating committee, considered the experience, qualifications, attributes and skills set out in the following paragraphs and in the following biographies of the directors in reaching the conclusion that the directors should serve as a director and therefore be recommended to the members for election as a director at the annual meetings of the members at which the directors were elected to their current respective three year terms and in reaching the conclusion to recommend the three nominees who are incumbent directors for election at the March 5 annual meeting.

One factor that was considered and that applies to nine of the directors is that those nine directors have gained substantial experience, knowledge and background regarding Lincolnway Energy's operations and the ethanol industry in general through their service as a director of Lincolnway Energy. Seven of the directors have served as a director since Lincolnway Energy was organized in May of 2004, and two directors have served since July 27, 2007. Greg Geoffrey has served as a director since March 4, 2013.

Since Lincolnway Energy was organized in May of 2004, Lincolnway Energy, along with the ethanol industry in general and the economy as a whole, have experienced a wide range of political, economic and market circumstances, ranging from very favorable to very difficult circumstances. The directors have therefore gained valuable background and experience over a diverse range of circumstances that do not always occur over a ten year period of time.

Another factor that was considered and that applies to all of the directors is the training, educational and industry association opportunities that have been engaged in by the directors. For example, a majority of the directors have attended the Renewable Fuels Association annual conference and the Iowa Institute of Coops director training workshops. Those activities have given the directors additional experience and background both with respect to the ethanol industry and serving on the board of a company.

Another factor that was considered and that applies to each director is that each director has individual experience in operating or managing a business through their own personal business endeavors that are discussed in the biographies below. Each director has also evidenced a willingness and ability in their individual businesses to consider and pursue innovative or new approaches, as well as a willingness and ability to assume leadership roles in those businesses and industries, all of which are attributes that are helpful in a still evolving and changing industry such as the ethanol industry.

Another practical consideration is that each director is willing to devote the time, which can be significant at times, that is necessary to serve as a director and on committees of the directors.

The biographies set out below provide some further information regarding the directors.

Directors Continuing In Office After the Annual Meeting.

The following paragraphs provide some information regarding the directors whose term extends beyond the date of the annual meeting.

William Couser. Bill Couser has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members that will be held in 2015. Bill was the chairman of Lincolnway Energy from the time Lincolnway Energy was organized in May, 2004 until April, 2008. He also served as the interim president and chief executive officer of Lincolnway Energy from May, 2004 until July 13, 2005. Bill has served on Lincolnway

Energy's Finance Committee and on its Human Resources Committee since 2008. Bill has served as a director of Iowa Renewable Fuels Association for the past nine years, and he served as the president of the Iowa Renewable Fuels Association from January, 2004 to December, 2010. He is also serving as a director of the Iowa Cattlemen’s Association and Iowa Institute for Coops. He has served as a director on those boards for the past six years. Bill has been self-employed as a farmer since 1977. His farming operations include row crops and cattle. Bill brings, among other things, additional agricultural and management background and experience to the directors. Bill also brings outside board and affiliations background and experience to the directors, including in the ethanol industry as noted above. Bill is 59.

Rick Vaughan. Rick Vaughan has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members that will be held in 2015. Rick has served on the following committees of Lincolnway Energy and during the time periods indicated: Human Resources and Compensation Committee, since 2008; Governance Committee, from 2008 to 2012; Audit Committee, since 2008; and Risk Committee, since 2013. Rick served as the General Manager of Prairie Land Cooperative from February 1995 until August of 2011. Prairie Land Cooperative merged with Innovative Ag Services on September 1, 2011. He became Co-CEO of Innovative Ag Services on September 1, 2011 and CEO in December, 2012. Innovative Ag Services is a farm supply business serving producers in grain marketing and services, agronomy products and services, feed manufacturing, diesel fuel and propane products and services. Rick brings, among other things, agricultural, cooperative, management and marketing experience and background to the directors. Rick is 54.

Terrill Wycoff. Terry Wycoff has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members that will be held in 2015. Terry has also served as the treasurer of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. Terry has served on Lincolnway Energy's Finance Committee and on its Governance Committee since 2008. Terry retired on March 31, 2012 from his employment at First National Bank, Ames, Iowa after 50 years of service. Terry's last position with First National Bank was Executive Vice President. He still serves as a member of the board of directors of First National Bank. Terry adds, among other things, background and experience in banking and finance to the directors. Terry is 71.

Gregory Geoffroy. Dr. Geoffroy has been a director of Lincolnway Energy since March 4, 2013. His current term as a director will end at the annual meeting of the members that will be held in 2016. Greg has served on Lincolnway Energy's Human Resources and Compensation Committee and on its Finance Committee since March, 2013. Greg received his B.S. in chemistry in 1968 from the University of Louisville. He served two years on active duty as an officer in the US Navy, and he did his graduate studies at the California Institute of Technology. After receiving his Ph.D. in chemistry in 1974, he joined the chemistry faculty at Penn State University. An accomplished teacher and research scientist with over 200 publications in organometallic chemistry and catalysis, he rose through the faculty ranks and served as Department Chair and Dean of the Eberly College of Science before moving to the University of Maryland, College Park in 1997 as senior Vice President and Provost. He was appointed President of Iowa State University in 2001 and served in that capacity until 2012. He then served as a Professor of Chemistry until he retired from Iowa State University in 2013. He now occasionally gives leadership lectures in Iowa State's graduate program in higher education. He has been a member of the board of directors of Bankers Trust Co., Des Moines, Iowa since August, 2001, and of the board of directors of National Merit Scholarship Corporation, Chicago, Illinois, since November, 2008. He has also been a member of the Board of Trustees of Ashford University since November, 2012, and he currently serves as Chair of the Board of Trustees. He served as a consultant to Lincolnway Energy from March, 2012 until his election as a director of Lincolnway Energy at the March 4, 2013 annual meeting of the members. Dr. Geoffroy provides, among other things, science and chemistry and management experience to the directors. Dr. Geoffroy is 67.

James Hill. Jim Hill has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members that will be held in 2016. Jim has served on Lincolnway Energy's Risk Management Committee since May, 2013, and on Lincolnway Energy's Human Resources and Compensation Committee and its Finance Committee since 2008. Following graduation from college, Jim worked in management at Northwestern Bell Telephone Company in various capacities in Minnesota. In 1969, he returned to the family farming and cattle feeding operation in Iowa. While farming and feeding cattle, Jim became involved in the cattle industry organizations, and he has served as chairman of the Iowa Beef Industry Council and as president of the Iowa Cattlemen's Association. He also served as president of the board of directors of the Ellsworth-Williams Coop during its merger with Prairie Land Coop. He has also served as an advisory council member for Farm Credit Services of America since approximately 1994. Jim brings, among other things, additional agricultural, management and outside board and industry association background and experience to the directors. Jim is 68.

Richard Johnson. Dick Johnson has been a director of Lincolnway Energy since July 27, 2007, and his current term as a director will end at the annual meeting of the members that will be held in 2016. He has served as the secretary of Lincolnway Energy since March, 2011. Dick has served on Lincolnway Energy's Audit Committee and on its Nominating and Governance Committee

since 2007. Dick was a self-employed certified public accountant from 2003 until his retirement in 2009. He has served as a director of a bank holding company, Vision Bankshares, Inc. (f/k/a Ogden Bancshares), since 2006, and as a director of one of its subsidiaries, VisionBank of Iowa (f/k/a Ames Community Bank), since 2009. He served as a director of another Ogden Bancshares subsidiary, Vision Bank of Iowa, from 2006 until April, 2010. He also served as a director of EMC National Life Insurance Company (EMCNL) from 2003 until May, 2010. Dick has been a director and the treasurer of Petroleum Marketers Management Insurance Company (PMMIC) since 2000. Dick served as the chairman of the Capital/Shareholder Committee of Ogden Bancshares. Dick is chairman of the audit committee for PMMIC. He is also a member of the audit committee of VisionBank of Iowa. Dick served as the audit committee chair of EMCNL from 2003 until May, 2010, and as a member of the audit committee of Vision Bank of Iowa from 2006 until April, 2010. He also served as the elected auditor of the State of Iowa from 1979 to 2003. Dick completed a six year term on December 31, 2006 as a trustee of the Financial Accounting Foundation, which is the board that oversees and provides board member selection and funding of the national Accounting Standards Boards. Dick served as a member of the Iowa Accountancy Examining Board from January 2003 to May 2009. The Accountancy Board licenses and regulates certified public accountants and accounting practitioners in the State of Iowa. Dick brings, among other things, financial accounting experience, including audit committee experience, and outside board and association experience to the directors. Dick is 78.

Kurt Olson. Kurt Olson has been a director of Lincolnway Energy since July 27, 2007, and his current term as a director will end at the annual meeting of the members that will be held in 2016. Kurt served as the secretary of Lincolnway Energy from May, 2008 until February, 2011. He has served as the vice chairman of Lincolnway Energy since March, 2011. Kurt has served as the chairman of Lincolnway Energy's Human Resources and Compensation Committee since 2008. He graduated in 1978 from Iowa State University in ag-economics and has been actively involved in business operations and management of real estate in central Iowa for over 28 years. Kurt was employed with Litchfield Realty Company from 1987 to 2003. He served as the president of Litchfield Realty and its subsidiaries, AgServ Company and FarmLand Real Estate and Management, LC. The business of AgServ Company included a grain elevator, an agronomy supplier, a feed manufacturer and a soybean seed processor. In 2003, Kurt purchased Farmland Real Estate and Management, LC. Farmland Real Estate and Management, LC markets crop insurance and manages farmland. Kurt provides, among other things, agricultural, real estate and farm management background and experience to the directors. Kurt is 57.

The three other directors are up for re-election, and similar information regarding those directors is provided in "Nominees for Election as a Director at the Annual Meeting--Proposal 1" below.

Nominees for Election as a Director at the Annual Meeting--Proposal 1.

The term of three directors will expire at the annual meeting, so three directors need to be elected at the annual meeting. The individuals who are elected to those three director positions will each serve until the annual meeting of the members that will be held in 2017 and until their successors are elected and qualified.

The nominating committee of the directors, with the unanimous approval of the directors, has nominated Brian Conrad, Tim Fevold and Jeff Taylor for election as a director at the annual meeting.

The directors anticipate that all nominees will be able to serve, if elected, but if any nominee is unable to serve at the time of election, any vote for that nominee will not be counted and will not be cast for any other nominee.

As noted, there are three director positions to be filled, and there are three nominees to fill those three positions. You can vote for less than three nominees. In that case, your vote for the nominee or the two nominees designated by you will be counted, but you will be deemed to have abstained from voting for all of the other nominees. If you return a ballot but you do not vote for any of the nominees, you will be deemed to have abstained from voting for any of the nominees. You will in each case still be deemed present for purposes of establishing a quorum for the annual meeting. You should carefully review the ballot for other voting instructions.

There must be at least twenty-five percent of the outstanding units represented at the meeting (in person or by proxy or ballot) in order for there to be a quorum for the annual meeting. If a quorum is represented at the annual meeting, the vote of a plurality of the units which are voted on the election of the directors will be the act of the members on that proposal. A plurality vote means that the nominees who receive the highest number of votes will be elected to fill the director positions. As noted above, however, there are only three nominees for the three director positions that need to be filled at the annual meeting. The nominees will therefore each be elected as a director as long as they each receive at least one vote.

The following paragraphs provide some information regarding the nominees for election as a director at the annual meeting. The nominees are presented in alphabetical order in the following paragraphs. The directors recommend the election of the three nominees.

Brian Conrad. Brian Conrad has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members. Brian served as the vice chairman of Lincolnway Energy from May, 2008 until February, 2011. Brian has served on the following committees of Lincolnway Energy and for the periods indicated: Human Resources, from 2005 to 2006; Risk Management, from 2005 to 2007 and again from 2013 to present; and Audit Committee and Finance Committee, each since May, 2004. Brian has been employed with Exelon Wind as Manager, Business Development since December 2010 and is involved in the development and acquisition of wind energy projects. Prior to Exelon Wind, Brian was employed with John Deere Credit from 1988 until December, 2010. Brian held various positions with John Deere Credit, including credit operations, and sales and marketing. His last position with John Deere Credit was Business Development Manager for the Western U.S. for John Deere Wind Energy. In that capacity, Brian was responsible for working with wind developers and negotiating the acquisition of wind projects. Exelon Wind purchased John Deere Wind Energy on December 10, 2010. Brian has an undergraduate degree in economics and business administration and a Masters in Business Administration. Brian provides, among other things, background and experience in sales, financing and acquisitions to the directors. Brian is 52.

Timothy Fevold. Tim Fevold has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members. Tim served as the secretary of Lincolnway Energy from the time Lincolnway Energy was organized in May, 2004 until April, 2008. Tim is currently chairman of Lincolnway Energy's Corporate Governance and Nominating Committee, and he also serves on the Audit Committee. He served on Lincolnway Energy's Human Resources Committee from 2008 to 2012. Tim has been employed by Hertz Farm Management, based in Nevada, Iowa, since 1982, and is an accredited farm manager. He represents absentee landowners throughout Central Iowa. Tim has also been licensed as a real estate broker in Iowa since 1987. Tim brings, among other things, additional agriculture, real estate and farm management background and experience to the directors. Tim is 53.

Jeff Taylor. Jeff Taylor has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members. Jeff served as the vice president/vice chairman of Lincolnway Energy from the time Lincolnway Energy was organized in May, 2004 until April, 2008. Jeff has served as the chairman of Lincolnway Energy since May, 2008. Jeff has been self-employed as a farmer since 1988, and he owns and operates farms in Story County, Iowa. Jeff received a Bachelor of Science degree from Iowa State University in farm operations and agricultural studies. Jeff provides, among other things, agriculture and management background and experience to the directors. Jeff also completed board member and chairman certification from the Iowa Institute of Cooperatives. Jeff is 47.
Director Independence.

The directors have determined that each of the directors, and each nominee for election as a director at the annual meeting, meet the standards of independence under the Governance Guidelines and applicable NASDAQ Stock Market listing standards, including that each director and nominee for election as a director is free of any relationship that would interfere with his individual exercise of independent judgment.

Board Leadership Structure and Role in Risk Oversight.

Lincolnway Energy's board is currently comprised of ten directors. The directors elect, among other officers, a chairman and a vice chairman. The chairman presides over and acts as chairperson of all meetings of the directors and of the members, when present, and if the chairman is not present, the vice chairman services as chairperson of the director or member meeting in question.

The board also elects or appoints a secretary, a treasurer, a president and a chief financial officer.

Jeff Taylor is the chairman, Kurt Olson is the vice chairman and Eric Hakmiller is the president and chief executive officer, so the same individual does not serve as both the chairman and the president.

The directors believe the leadership structure of the board and its officers is appropriate in the context of Lincolnway Energy's business and circumstances because it allocates the oversight of the business among the directors and the executive officers in a manner such that the day-to-day business is operated and overseen by qualified executive officers, who in turn report to the directors, who can then oversee the activities of those executive officers and the business as a whole.

The directors participate in the risk oversight of Lincolnway Energy primarily through reviewing and analyzing the reports and information provided to the directors by the executive officers and through the functions of the risk committee, the audit committee and the finance committee. The latter two committees are discussed in the "COMMITTEES OF THE DIRECTORS" section of this proxy statement. The directors believe this approach is consistent with the leadership structure of the board.

Section 16(a) Beneficial Ownership Reporting Compliance

Jeff Taylor is a director of Lincolnway Energy. Mr. Taylor purchased 55 units of Lincolnway Energy on June 30, 2013. Under the regulations of the U.S. Securities and Exchange Commission, Mr. Taylor was required to file a Form 4 with the SEC regarding that transaction by not later than July 2, 2013, but the Form 4 was not filed with the SEC until July 10, 2013. Mr. Taylor’s failure to timely file the Form 4 was inadvertent, and, as noted, Mr. Taylor did file a Form 4 with the SEC regarding the transaction. Mr. Taylor has timely filed all other Form 3 and Form 4 filings that were required to be made by Mr. Taylor under the regulations of the SEC.

MEETINGS OF THE DIRECTORS; ATTENDANCE OF
MEMBER ANNUAL MEETINGS BY DIRECTORS

The directors held a total of 11 meetings (including regularly scheduled and special meetings) during the fiscal year ended September 30, 2013. During the fiscal year ended September 30, 2013, each director attended at least 75% of the aggregate of (1) the total number of meetings of the directors which were held during the period for which the director was a director, and (2) the total number of meetings held by any committees of the directors on which the director served during the period that the director served.

Lincolnway Energy does not have any formal policy with regard to directors' attendance at annual meetings of the members. Lincolnway Energy does, however, encourage all of its directors to attend the annual meeting of the members, and all of the directors attended the last annual meeting of the members that was held on March 4, 2013.

MEMBER COMMUNICATIONS TO THE DIRECTORS

A member desiring to send any communication to the directors may do so in writing by either delivering the writing to Lincolnway Energy's principal office at 59511 W. Lincoln Highway, Nevada, Iowa 50201, or by mailing the writing to that address, in either case, to the attention of the President. Lincolnway Energy will provide a copy of each such writing to each director.

COMMITTEES OF THE DIRECTORS

Nominating and Company Governance Committee.

Lincolnway Energy has a nominating and company governance committee ("nominating committee") which is to be comprised of not less than three directors. The members of the nominating committee from May 28, 2008 through March 20, 2012 were Rick Vaughan, Terry Wycoff, Kurt Olson and Richard Johnson. The members of the committee from March 21, 2012 through the posting of this proxy statement on Lincolnway Energy's website were Tim Fevold, Terry Wycoff, Kurt Olson and Richard Jacobson. The nominating committee held 1 meeting during the fiscal year ended September 30, 2013. All of the members of the nominating committee were present.

The nominating committee has a charter. A copy of the charter is not available on Lincolnway Energy's website, but a copy of the charter was attached to Lincolnway Energy's proxy statement for the annual meeting of the members that was held on March 4, 2013.

The general functions performed by the nominating committee are to:

•	oversee the governance of Lincolnway Energy, including the operations of the directors and its committees;

•	identify individuals qualified to become directors and recommend nominees for election as director;

•	monitor developments in corporate governance practices; and

•	oversee Lincolnway Energy's compliance with legal and regulatory requirements.

The nominating committee reviews with the directors the skills and characteristics that should be required of director nominees in the context of the current skill sets and characteristics of the existing directors and the circumstances of the business and operations of Lincolnway Energy at the time of the recommendation. The nominating committee attempts to determine the appropriate characteristics, skills and experiences for the directors as a whole and for individual directors, with the objective of having an overall board with diverse backgrounds and experience in business and public service, and not necessarily only in the ethanol industry. The nominating committee does not have a policy with regard to, and does not otherwise consider, diversity in indentifying nominees for director, other than diversity in backgrounds and experience as otherwise discussed in this paragraph. The nominating committee considers the qualifications of individual director candidates with those thoughts in mind, and the characteristics expected of all directors include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to serve as a director. In evaluating the suitability of director candidates, the nominating committee takes into account many factors, including the individual's general understanding of marketing, finance and other disciplines relevant to the success of a company of the size and type of Lincolnway Energy in the then existing industry and general business environment; the individual's understanding of Lincolnway Energy's business and operations; the individual's educational and professional background; and the individual's personal accomplishments. The nominating committee evaluates each individual in the context of the directors as a whole, with the objective of recommending a group of nominees that may best help achieve success for Lincolnway Energy's business and represent member interests through the exercise of sound business judgment using the directors' diversity of experience. In determining whether to recommend a director for re-election, the nominating committee also considers the director's past attendance at meetings and the director's participation in and contributions to the activities of the directors. All nominees recommended by the nominating committee are subject to approval by the directors.

The nominating committee will generally first look to the membership of Lincolnway Energy to identify possible director nominees. The nominating committee will consider and evaluate members for possible director nominees on its own, but will also consider any suggestions by other directors. The nominating committee also may, but is not required to, consider any suggestions for director nominees by any members. The nominating committee is not, however, required to only consider or to only nominate members as nominees for director, and the nominating committee is free to recommend any individual as a director nominee. Although Lincolnway Energy does not currently contemplate using any search firm or other outside parties to identify or evaluate or assist in identifying or evaluating director nominees, the nominating committee, with the approval of the directors, may retain search firms or other outside parties and approve payment of fees to those firms or parties.

The nominating committee, with the unanimous approval of the directors, has nominated three individuals for the three director positions that need to be filled at the annual meeting. Those nominees are Brian Conrad, Tim Fevold and Jeff Taylor, each of whom are incumbent directors who are standing for re-election.

The members of Lincolnway Energy have the ability to nominate individuals for election as a director by following the procedures set forth in Section 4.3 of the Second Amended and Restated Operating Agreement of Lincolnway Energy. Under Section 4.3, any member or members owning at least 5% of the outstanding units may nominate an individual (including any such member) for election as a director by submitting a written nomination petition to Lincolnway Energy. The nomination petition must be on the form provided by Lincolnway Energy and must be received at the principal office of Lincolnway Energy no sooner than the October 1, but not later than the November 30, which precedes the annual meeting in question. In order to have the nominee included in Lincolnway Energy's proxy materials, Lincolnway Energy may, under Rule 14a-18 of the Securities and Exchange Commission, require the nominating member or members to, among other things, provide notice to Lincolnway Energy of the member's intent to do so on Schedule 14N and to file that notice with the Securities and Exchange Commission within the time period set out in Rule 14a-18, which for purposes of the 2015 annual meeting is not later than September 26, 2014. The nominee must provide Lincolnway Energy with a signed nominee statement in a form provided by Lincolnway Energy. The nominee statement will include the agreement of the nominee to serve as a director if elected and to prepare, execute and file all reports and documents, and to provide Lincolnway Energy with all information, as may be necessary or appropriate in order for Lincolnway Energy to comply with the Securities Exchange Act of 1934 and all related rules and regulations. The nomination petition from the members and the nominee statement from the nominee may also require all other information and agreements and representations that are determined to be necessary or appropriate by the directors or the President of Lincolnway Energy. A nominee properly nominated by the members will be included as a nominee for election as a director at the annual meeting in question, and the directors of Lincolnway Energy will not evaluate the qualifications of any such nominee. Any nomination petition or any nominee statement that is not fully completed and properly executed, or that is not received within the required time period or is not true or complete, may be rejected by Lincolnway Energy. A rejected nomination petition or nominee statement will be returned by Lincolnway Energy to the member or members submitting the nomination petition or to the nominee submitting the nominee statement, as the case may be.

No individuals were nominated for election as a director at the annual meeting by members pursuant to the nomination procedure set forth in Section 4.3 of the Second Amended and Restated Operating Agreement.

Section 4.3 of the Second Amended and Restated Operating Agreement also provides that the directors may, pursuant to agreement with any person, permit the person to designate a nominee or nominees for election as a director. There was no such agreement as of the date of the posting of this proxy statement on Lincolnway Energy's website.

The directors have the right to determine the slate (if any) on which any nominee shall be placed for purposes of the vote of the members.

Audit Committee.

Lincolnway Energy has an audit committee which is to be comprised of not less than three of the directors. The members of the audit committee since May 28, 2008 and through the date of the posting of this proxy statement on Lincolnway Energy's website were Richard Johnson, Tim Fevold, Rick Vaughan and Brian Conrad. The audit committee held 4 meetings during the fiscal year ended September 30, 2013. All of the members of the audit committee attended at least 75% of those meetings.

The audit committee has a charter. A copy of the charter is not available on Lincolnway Energy's website, but a copy of the charter was attached to the proxy statement for the annual meeting of the members that was held on March 4, 2013.

The general function performed by the audit committee is to assist the directors in their oversight of the quality and integrity of the accounting, auditing and reporting practices of Lincolnway Energy. The audit committee's role includes overseeing the audit of Lincolnway Energy's financial statements and the work of Lincolnway Energy's internal accounting and financial reporting and internal auditing processes, and discussing with management Lincolnway Energy's processes to manage business and financial risk. The audit committee is responsible for the appointment, compensation, retention and oversight of the independent auditor engaged to prepare or issue audit reports on Lincolnway Energy's financial statements and internal control over financial reporting. The audit committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities.

The directors have determined that Richard Johnson is an audit committee financial expert, as that term is defined in the applicable regulations of the Securities and Exchange Commission. The directors have also determined that Mr. Johnson meets the standards of independence under the Governance Guidelines and applicable NASDAQ Stock Market listing standards, including that Mr. Johnson is free of any relationship that would interfere with his individual exercise of independent judgment.

The report of the audit committee appears later in this proxy statement.

Human Resources and Compensation Committee.

Lincolnway Energy has a human resources and compensation committee ("compensation committee") which is to be comprised of not less than three directors. The members of the compensation committee from May 28, 2008 through March 20, 2012 were Kurt Olson, Bill Couser, Tim Fevold and Jim Hill, at which time Rick Vaughn replaced Tim Fevold on this committee. The members of the committee as of the posting of this proxy statement on Lincolnway Energy's website were Kurt Olson, Bill Couser, Rick Vaughn, Jim Hill and Greg Geoffroy, with Greg having joined the committee in March, 2013. The compensation committee held 3 meetings during the fiscal year ended September 30, 2013. All of the members of the compensation committee attended at least 75% of those meetings.

The compensation committee has a charter. A copy of the charter is not available on Lincolnway Energy's website, but a copy of the charter was attached to this proxy statement for the annual meeting of the members that was held on March 4, 2013.

The general functions performed by the compensation committee are the following:

•	Recommending to the directors the annual goals and objectives of the chief executive officer, chief financial officer, plant manager and director of grains;

•	Recommending to the directors the compensation of the directors and of the chief executive officer, chief financial officer, plant manager and director of grains;

•	Conducting and overseeing the performance evaluation of the executive officers of Lincolnway Energy;

•
Reviewing the chief executive officer's recommendations regarding the base salary and incentive compensation arrangement of the chief financial officer and the other key employees of Lincolnway Energy;

•	Recommending to the directors the policies that govern Lincolnway Energy's compensation programs, and overseeing any such programs as are adopted by the directors; and

•	Recommending to the directors any equity-based compensation and other benefit plans, and administering and overseeing any such plans that are adopted by the directors.

The compensation committee has the authority to retain outside advisors or consultants to assist the committee in carrying out its duties and responsibilities, but no such consultants were utilized during the fiscal year ended September 30, 2013.

The compensation committee report appears later in this proxy statement.

Finance Committee.

Lincolnway Energy has a finance committee which is to be comprised of not less than three directors. The members of the finance committee on the date of the posting of this proxy statement on Lincolnway Energy's website were Terry Wycoff, Bill Couser, Brian Conrad, Jim Hill and Greg Geoffroy. All of the members have served on the committee since May 28, 2008, except for Greg Geoffroy, who became a member of the committee in March, 2013. The finance committee held 12 meetings during the fiscal year ended September 30, 2013. All of the members of the finance committee attended at least 75% of those meetings.

The finance committee has a charter. A copy of the charter is not available on Lincolnway Energy's website, but a copy of the charter is attached to the proxy statement for the annual meeting of the members that was held on March 4, 2013.

The general functions performed by the finance committee are to assist the directors in the oversight of Lincolnway Energy's financial performance, capital structure, financing, investment, tax, insurance, divestiture, merger and acquisition activities.

EXECUTIVE OFFICERS AND SIGNICANT EMPLOYEES

Officers of Lincolnway Energy.

The officers of Lincolnway Energy are elected annually by the directors at the annual meeting of the directors, and hold office until the next annual meeting of the directors and until their respective successors are elected. An officer may be removed by the directors at any time, with or without cause, subject to any employment agreement between Lincolnway Energy and the officer. Lincolnway Energy did not, however, have any written employment agreements with any officer as of the date of the posting of this proxy statement on Lincolnway Energy's website, other than with Eric Hakmiller.

Some of the officers of Lincolnway Energy are identified above under "Directors Continuing In Office After The Meeting" and "Nominees for Election as a Director at the Annual Meeting--Proposal 1".

The only executive officer of Lincolnway Energy as of the date of the posting of this proxy statement on Lincolnway Energy's website was Eric Hakmiller.

Eric Hakmiller has served as the president and chief executive officer of Lincolnway Energy since April 9, 2013. Eric has 25 years of experience in the grain processing industry, including working in wet milling, soy processing, animal feeds and biofuels. For the six years prior to becoming Lincolnway Energy’s chief executive officer, Eric served as the Vice President and General Manager of the Bunge Biofuels Division. In that capacity, Eric oversaw all biofuels activities in Bunge’s North American operation. Eric also served as a director of Southwest Iowa Renewable Energy from July, 2009 to October, 2013, as a director of Bunge Ergon Vicksburg from July, 2009 to October, 2013, and as a director of Renewable Energy Group from December, 2009 to January, 2013. The two prior companies are ethanol companies, and the latter is a biodiesel company. Eric served as the Managing Director of Bunge Germany and Austria from September, 2004 to October, 2005, and in the Bunge affiliated operation of Solae from March, 2003 to September, 2004. In October, 2013 Eric was appointed as a director of Aventine Renewable Energy, Inc. Eric is 51.

Kim Supercynski served as the chief financial officer of Lincolnway Energy from October 29, 2005 until January 15, 2014. She served as Lincolnway Energy's interim president and chief executive officer from November 9, 2012 until April 9, 2013. She served as the corporate controller for Garst Seed Company, located in Slater, Iowa, from approximately February 1996 to October 2005. Her responsibilities in that capacity included overseeing the accounting department. Garst Seed Company is an affiliate of Syngenta, Inc., which is a large international company that sells, markets and produces agricultural seed. Prior to working at Garst Seed Company, Kim was the controller for a third party administrator for employee benefit plans. She also has six years of experience working in public accounting. Kim is a certified public accountant and a certified treasury professional. Kim is 51.

Lincolnway Energy is in the process of seeking out and interviewing candidates for serving as the chief financial officer of Lincolnway Energy.

Rick Brehm was with Lincolnway Energy from May 17, 2005 until November 9, 2012. Rick first served as the general manager, and he served as president and chief executive officer from July 13, 2005 until November 9, 2012.

Significant Employees of Lincolnway Energy.

Lincolnway Energy currently has two employees who Lincolnway Energy expects to make a significant contribution to its business, in addition to Lincolnway Energy's executive officer identified above. Those employees are Kristine Strum and David Sommerlot. Lincolnway Energy does not have a written employment agreement with either of those employees.

Kristine Strum. Kris Strum has served as the controller for Lincolnway Energy since December 12, 2005. She was employed as a controller by Iowa Newspapers, Inc., in Ames, Iowa, from August, 1989 to December, 2005. Iowa Newspapers, Inc. is a newspaper publishing company. Kris is 47.

David Sommerlot. Dave Sommerlot has been Lincolnway Energy's plant manager since September 8, 2009. He was employed by Cargill, Inc. from 1976 to July 1985, working at Cargill, Inc.'s Iowa Protein Products Soy Specialties facility in Cedar Rapids, Iowa. He was transferred by Cargill, Inc. in July of 1985 to Bloomington, Illinois, where he served as the plant superintendent of Cargill, Inc.'s soy crushing facility. He was transferred again in September 1994 to Des Moines, Iowa, where he served as the plant superintendent for Cargill, Inc.'s oil processing facility until March 2009. Dave is 59.

Owen Shunkwiler. Owen Shunkwiler has served as Lincolnway Energy's director of grains since October 22, 2012. He managed Lincolnway Energy's in-house corn origination. Owen was employed by Cargill, Inc. from 1979 to 1994 as a country elevator location manager in Montana and Nebraska. He moved to Sioux City, Iowa to serve as the general manager of the Sioux City Livestock Market, and he served in that capacity from 1994 to 1996. He served as location manager for Archer Daniels Midland from 1997 until February 2002 in Iowa and Texas. Owen was employed by Poet as general manager of a dry mill ethanol plant from February 2002 until August 2011. Owen was a search consultant with Hedlin Ag Enterprises from March 2012 until October 2012, when he joined Lincolnway Energy. Owen is 57. Owen resigned as the director of grains on January 13, with his last day with Lincolnway Energy to be on or around January 31, 2014.

Lincolnway Energy is in the process of considering replacements for the director of grains position.

COMPENSATION OF DIRECTORS
Compensation paid to the directors of Lincolnway Energy is reviewed and determined on an annual basis by the directors.  The following table provides information concerning all compensation paid to the directors during the fiscal year ended September 30, 2013 ("Fiscal Year 2013") for services as a director and for services as an officer of Lincolnway Energy with respect to those directors who were also elected to serve as officers.

Name	Fees Earned or Paid in Cash1,2 ($)

Jeff Taylor	$24,000	[3]

Kurt Olson	$19,200	[4]

Richard Johnson	$19,200	[5]

Terrill Wycoff	$19,200	[6]

Brian Conrad	$18,000

William Couser	$18,000

Timothy Fevold	$18,000

James Hill	$18,000

Rick Vaughan	$18,000

Gregory Geoffroy	$18,000

NOTES:

1.
Amounts shown in this table reflect cash compensation paid to persons serving as directors of Lincolnway Energy at any time during Fiscal Year 2013. Apart from the cash payments reflected in this table, no other form of compensation was paid to any director during Fiscal Year 2013. There was no change in the fees paid to the directors in Fiscal Year 2013 from the fees paid during the previous fiscal year.

2.	Fees for service as a director were paid at the rate of $1,500 per month for Fiscal Year 2013. A director serving throughout the fiscal year received $18,000 in fees.

3.	Includes fees of $6,000 for service as Chairman of Lincolnway Energy during Fiscal Year 2013.

4.	Includes fees of $1,200 for service as Vice Chairman of Lincolnway Energy during Fiscal Year 2013.

5.	Includes fees of $1,200 for service as Secretary of Lincolnway Energy during Fiscal Year 2013.

6.	Includes fees of $1,200 for service as Treasurer of Lincolnway Energy during Fiscal Year 2013.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis.
The following discussion describes Lincolnway Energy’s compensation program for its executive officers and the process followed in determining their compensation for Fiscal Year 2013.  The executive officers consist of:  (i) Eric Hakmiller, who commenced serving as President and Chief Executive Officer on April 9, 2013; (ii) Richard Brehm, who served as President and Chief Executive Officer until November 9, 2012; (iii) Kim Supercynski, Interim President and Chief Executive Officer from November 9, 2012 to April 9, 2013 and Chief Financial Officer; and (iv) David Sommerlot, Plant Manager (these persons being referred to herein individually as an “Executive” and collectively as the “Executives”).  Details of the compensation provided to the Executives for Fiscal Year 2013 is set forth in the Summary Compensation Table (the “Compensation Table”) that follows this discussion.
Compensation Objectives and Policies. The compensation program for the Executives is administered by the directors and reviewed on an annual basis.  The objective of the program is to provide a fair and competitive compensation package that will enable Lincolnway Energy to attract and retain talented executives who are expected to be instrumental in achieving company goals for growth and profitability and in positioning Lincolnway Energy to effectively compete in the rapidly evolving renewable fuels industry.  The directors believe that the compensation package must be competitive with financial arrangements provided to executive officers of other renewable fuels companies operating not only in Iowa, but throughout the midwestern United States.  The compensation package as adopted by the directors for Fiscal Year 2013, including the compensation terms contained in Mr. Hakmiller’s employment agreement, was designed to promote and reward both individual performance of the Executives and their collective performance as members of the management team.  Compensation related to individual performance was reflected primarily through the base salary established for each Executive.  Collective performance by the Executives as a management team was rewarded primarily through the incentive arrangements focusing on company profitability as the determinative factor for awarding additional compensation to the Executives. In establishing the compensation program, the directors were guided by the policy that each Executive should be assured of receiving a fair base salary that is reflective of the Executive’s individual performance, experience and responsibilities within the organization, while at the same time providing an opportunity to receive additional compensation that is contingent upon the Executive’s ability to function as an effective member of the management team in achieving company profitability. The compensation program for the Executives was submitted to the members of Lincolnway Energy for approval on a non-binding basis at the Annual Meeting of Members held in 2011 and the compensation arrangements were approved by over 90% of the units voting on the issue. The directors have considered the results of the member vote in evaluating the compensation program and believe that the substantial approval voiced by the members is an endorsement that the structure of the program, including the specific levels of compensation, is functioning effectively to align the program with member interests.
Components of Compensation Program.  The compensation program for the Executives during Fiscal Year 2013 consisted of the following components:

•
Base Salary - each Executive received a base salary as reflected in the Compensation Table.  The purpose of the base salary was to provide a secure source of cash compensation for the Executive.  Base salary was paid in equal bi-weekly installments and was not contingent upon company performance.

•
Incentive Compensation - the Executives participated in incentive compensation arrangements that provided the opportunity to earn additional compensation based on company performance. The Executives other than Mr. Hakmiller participated in a company-wide incentive plan as described below. Mr. Hakmiller was covered by separate incentive arrangements, also discussed below, that were developed specifically for him and included in his employment agreement when he was hired as President and Chief Executive Officer. As noted in the Compensation Table, none of the Executives received payouts under any incentive compensation arrangements during Fiscal Year 2013.

•
401(k) Plan Contributions - the Executives participated in the 401(k) Profit Sharing Plan sponsored by Lincolnway Energy (the “401(k) Plan”) and were entitled to receive employer contributions to their respective accounts.  The purpose of the 401(k) Plan is to provide a vehicle for employees to accumulate retirement savings, funded in part through employer contributions.  The 401(k) Plan is a defined contribution plan in which all employees of Lincolnway Energy are entitled to participate after meeting certain eligibility requirements.  Once eligible, participating employees, including the Executives, are entitled to make contributions to the 401(k) Plan from their own salaries as well as to receive employer contributions.  Employer contributions made on behalf of the Executives are shown in the Compensation Table.

Company Incentive Plan. The incentive compensation plan in which the Executives (other than Mr. Hakmiller) participated covered all eligible employees of Lincolnway Energy and provided the opportunity to earn additional compensation based on company profitability (the “Company Incentive Plan”). The purpose of the Company Incentive Plan was to incentivize participating employees by creating the potential for additional compensation and awarding such compensation only in the event Lincolnway Energy was successful in generating a profit during Fiscal Year 2013. The Company Incentive Plan established a potential “bonus pool” equal to 3% of company net income for Fiscal Year 2013 (excluding, for purposes of calculating such net income, the amount of incentive compensation paid to the Executives and other participating employees for the year). Together, the Executives were entitled to receive 39% of the potential bonus pool, subject to a maximum payment based on a specified percentage of each Executive’s base salary. The remaining portion of the potential bonus pool (61%) was allocated to other eligible employees. No payments were made to the Executives under the Company Incentive Plan for Fiscal Year 2013, as Lincolnway Energy experienced a net loss for the year.
Hakmiller Incentive Arrangements. The following incentive arrangements developed for Mr. Hakmiller focus on both short term performance - awarding additional compensation based on annual company performance - and on long term performance - awarding additional compensation linked to an increase in value of Lincolnway Energy’s membership units over a longer period of time:

•
Annual Performance Plan - as a short term incentive, Mr. Hakmiller was entitled to receive additional compensation during Fiscal Year 2013 in an amount equal to 1% of the Bonus Base (as defined below), except that if the Bonus Base exceeded $5 million, the additional compensation would then be an amount equal to 1.75% of the Bonus Base. The “Bonus Base” was an amount to be determined by adding the sum of $7 million to Lincolnway Energy’s net profit or net loss, as applicable, for Fiscal Year 2013 as reported in the audited financial statements for the year. Because Lincolnway Energy incurred a net loss of $7,212,000 for Fiscal Year 2013, the Bonus Base was determined to be ($212,000) and, consequently, no additional compensation was paid to Mr. Hakmiller under this arrangement. His employment agreement contains a similar incentive arrangement applicable to the fiscal year ending September 30, 2014, except that the “Bonus Base” will be determined by adding the sum of $4 million to the net profit or net loss, as applicable, of Lincolnway Energy for the fiscal year ended September 30, 2014.

•
Phantom Unit Plan - as a long-term incentive, Mr. Hakmiller received an award of 100 phantom membership units (“Phantom Units”), providing the opportunity to earn additional compensation, assuming vesting of the award as described below, based on an increase in value of the Phantom Units occurring prior to or in connection with a triggering event as described below. The Phantom Units granted to Mr. Hakmiller are not membership units of Lincolnway Energy and the Phantom Units do not entitle him to any rights as a member, including the right to vote at member meetings. The award did, however, provide that Mr. Hakmiller would receive distributions on his Phantom Units in the same amount as any distributions declared by the directors from time to time on Lincolnway Energy’s membership units. The award granted to Mr. Hakmiller will vest if he remains continuously employed through April 9, 2016 (three years from the date of employment) or, if earlier, upon the date of sale of Lincolnway Energy to an unaffiliated party. Once vested, the award will result in a lump sum cash payment to Mr. Hakmiller upon a triggering event, provided the value of his Phantom Units has increased over an opening value of $500 per Phantom Unit (the “opening value”) that was established as part of the award. The opening value of $500 per Phantom Unit was determined by the directors based on their estimation of Lincolnway Energy’s membership units having a fair market value of $500 at the time the award was granted. A payout under the award will be triggered upon Mr. Hakmiller’s separation from service as an employee of Lincolnway Energy or, if earlier, upon a sale of Lincolnway Energy to an unaffiliated party. Upon the occurrence of a triggering event, the then value of the Phantom Units will be determined (the “ending value”) and the difference between the ending value and the opening value, if a positive number, will be paid to Mr. Hakmiller. If the triggering event is Mr. Hakmiller’s separation from service as an employee, the ending value of the Phantom Units will be the average purchase price paid by buyers of Lincolnway Energy’s membership units through the unit matching service in transactions that closed during the six-month period preceding the month in which his employment terminated, provided that at least two such sales of membership units occurred during such period. In the event there are not two sales during such period, the ending value of the Phantom Units will then be set at an amount equal to 70% of the book value per membership unit determined as the end of the calendar quarter immediately preceding the date of his termination of service as an employee. If the triggering event is a sale of Lincolnway Energy, the ending value of the Phantom Units will then be equal to the value of the membership units of Lincolnway Energy as determined in connection with such sale. Assuming the award of the Phantom Units ultimately vests, and assuming that the ending value of the Phantom Unit exceeds the opening value of $500, Mr. Hakmiller will receive a payout linked to the increase in value of Lincolnway Energy’s membership units following the commencement of his employment. Any award vested would be forfeited, however, if Mr. Hakmiller were to be terminated on a “for cause” basis.

Compensation Process - Mr. Hakmiller. Decisions concerning the compensation package for Mr. Hakmiller were made by the directors, based on recommendations received from the Human Resources and Compensation Committee (the “Compensation Committee”), as part of negotiating the employment agreement with Mr. Hakmiller. The Compensation Committee was assisted in this regard by an executive search firm that was retained to assist the directors in locating a qualified individual to act as President and Chief Executive Officer and advise on the terms of employment, including the compensation package.
Compensation Decisions - Mr. Hakmiller. The decisions concerning Mr. Hakmiller’s compensation package for Fiscal Year 2013 focused primarily on determining the amount of base salary to be paid and the design of his incentive compensation arrangements.

•
Base Salary - with respect to base salary, the Compensation Committee reviewed information regarding base salaries of principal executive officers of other renewable fuel firms operating primarily in the Midwest as a means of assessing the market value for such executives in the industry. There was no attempt, however, to position Mr. Hakmiller’s base salary at any given point within the range of salaries reviewed. Ultimately, the decision concerning his base salary was influenced by the level of base salary he was receiving in his previous position, as the base salary selected by the Compensation Committee and approved by the directors was substantially similar to his previous salary.

•
Incentive Arrangements - with respect to incentive arrangements, the Compensation Committee believed it was important to provide incentives to Mr. Hakmiller focusing both on Lincolnway Energy’s short-term performance, as well as its longer term performance measured over a period of years.

◦
Annual Performance Plan - regarding the short-term incentive, the Compensation Committee initially determined that including Mr. Hakmiller as a participant in the Company Incentive Plan on a mid-year basis was not a realistic alternative, as his inclusion would have necessarily resulted in a reduction of the incentive compensation percentages payable to the other Executives. As a result, the Compensation Committee determined that Mr. Hakmiller’s short-term incentive should be specially designed for him and, like the Company Incentive Plan, focus on annual company performance. Recognizing that Lincolnway Energy was operating at a net loss for the year and, consequently, that a plan based solely on annual profitability would not provide a suitable incentive, the Compensation Committee determined that an adjustment to operating performance would be necessary to provide a realistic opportunity for the payment of additional compensation. As an adjustment, the Compensation Committee determined that the sum of $7 million should be added to the net income or net loss, as applicable, for the year and that Mr. Hakmiller would be eligible to receive a percentage of the adjusted figure. The $7 million adjustment was selected by the Compensation Committee as an estimate of the operating loss that Lincolnway Energy had incurred during the period prior to the commencement of Mr. Hakmiller’s employment, together with the additional operating costs Lincolnway Energy would incur for the year as a result of operating a coal-powered plant as compared to a natural gas-powered plant as used by many competitors in the industry. The Compensation Committee believed this adjustment was necessary to eliminate the competitive disadvantage under which Lincolnway Energy was operating to provide Mr. Hakmiller with a fair opportunity to earn additional compensation based on company performance.

◦
Phantom Unit Plan - the Compensation Committee determined that a long-term incentive should focus on the change in value of Lincolnway Energy’s membership units following Mr. Hakmiller’s employment and, importantly, that this type of incentive would closely align Mr. Hakmiller’s interests with the interests of the members of Lincolnway Energy. The Compensation Committee determined that this goal could best be achieved by granting Phantom Units to Mr. Hakmiller, thereby providing him with an economic stake in Lincolnway Energy that was substantially similar to a member who purchased membership units of Lincolnway Energy at or about the time of the award grant. So that the award would mirror the increase in value of the membership units from time he became employed until the triggering event, it was necessary to establish an “opening value” for the Phantom Units. In this regard, the Compensation Committee determined that the “opening value” should approximate the then current market value of the membership units. Accordingly, the Compensation Committee reviewed recent sales activity on Lincolnway Energy’s unit matching service and determined that an opening value of $500 per Phantom Unit was a reasonable approximation of the market value of the membership units as of the date Mr. Hakmiller commenced employment. The Compensation Committee also determined that the incentive should also contain an “employment retention” feature and, accordingly, established a vesting requirement under which Mr. Hakmiller would only be eligible to receive the award after having been continuously employed by Lincolnway Energy for a period of three years or, if earlier, upon the sale of Lincolnway Energy to an unaffiliated party. The retention feature was designed to provide Mr. Hakmiller with an incentive to continue his employment with Lincolnway Energy.Compensation Process - Other Executives.  Decisions concerning the compensation of the Executives (other than Mr. Hakmiller) were made by the directors, based on recommendations received from the Compensation Committee.  The process for establishing compensation paid to the Executives during Fiscal Year 20132 commenced with Mr. Brehm, who developed recommendations concerning the base salaries to be paid to the Executives (other than himself) and the continuation of the Company Incentive Plan.  These recommendations were presented to the Compensation Committee which reviewed them and received Mr. Brehm's input.  Recommendations of the Compensation Committee with respect to base salaries for each of the Executives and the continuation of the Incentive Plan were then transmitted to the board for review and ultimately approved by the directors after consideration at a board meeting. Mr. Brehm was granted discretion in determining whether to impose certain individual performance criteria in awarding additional compensation to the other Executives under the Company Incentive Plan.

Compensation Decisions - Other Executives. The following discussion describes the manner in which each component of the compensation program for the Executives (other than Mr. Hakmiller) for Fiscal Year 2013 was established.

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Base Salary for Former Chief Executive Officer - the rate of base salary paid to Mr. Brehm during Fiscal Year 2013 remained at the same level as the rate of base salary he received during the previous two fiscal years. The decision to maintain his base salary at the same level was primarily a reflection of the director's judgment that this level of base salary was still competitive in the industry and that Lincolnway Energy's financial performance during the previous fiscal years was not sufficient to merit an increase in base salary.

•
Base Salaries for Other Executives - recommendations for base salaries to be paid to the other Executives were initially developed by Mr. Brehm and provided to the Compensation Committee for review.  In developing the recommendations, Mr. Brehm considered the level of the Executives’ responsibility within the organization and whether that role increased or remained the same during the year and the financial performance of Lincolnway Energy during the previous year.  Based on his consideration of the foregoing factors, Mr. Brehm recommended that Ms. Supercynski and Mr. Sommerlot not receive an increase in base salary for Fiscal Year 2013.  These recommendations were provided to the Compensation Committee which approved them after consultation of Mr. Brehm.  The recommendation was ultimately approved by the board.

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Company Incentive Plan - the Company Incentive Plan as established for Fiscal Year 2013 followed the same basic structure as utilized since Fiscal Year 2009 when the arrangement was first adopted.  This structure reflected the view of the directors that additional compensation should be paid to the Executives only in the event Lincolnway Energy earned a profit for the year and, in addition, that the amount of additional compensation paid, if any, should be tied directly to the amount of profits earned.  In determining to continue the Company Incentive Plan for Fiscal Year 2013, the Compensation Committee reviewed the various structural components of the arrangement.    Following this review, the Compensation Committee determined that the size of the bonus pool for Fiscal Year 2012 should continue to be established in an amount equal to 3% of company profits (before compensation expense related to payments under company incentive arrangements), with an allocation of 39% of the bonus pool to the Executives and the remaining 61% to other employees.  As in the past the allocation percentages among the various employee classes were based on the relative levels of responsibility within the organization.  Maximum payout amounts, ranging from the maximum of 8% of base salary for lower-level employees up to 25% of base salary for Mr. Brehm and 24% of base salary for the other Executives, were continued.  The higher levels of maximum compensation established for the Executives reflects the judgment of the Compensation Committee that these individuals, as the primary managers, have the potential for the most significant impact on company operations.  The additional compensation available to Mr. Brehm under the Incentive Plan was determined solely based on company profitability and his participation percentage in the bonus pool (subject to the maximum payment limitation). The Compensation Committee, however, determined that Mr. Brehm should have discretion in deciding whether to establish additional performance criteria in awarding additional compensation to the other Executives and, as noted in Note 1 to the Grants of Plan-Based Awards Table, Mr. Brehm did elect to impose certain task-based performance criteria for the other Executives.

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401(k) Plan - all employees participating in the 401(k) Plan, including the Executives, were eligible to receive a matching employer contribution of 50% of the first 6% of an employee’s contribution from his or her base salary to the 401(k) Plan.  No additional discretionary employer contribution to the 401(k) Plan was made during Fiscal Year 2013.

Summary Compensation Table for Fiscal Years 2013, 2012 and 2011.

The following table sets forth information concerning all forms of compensation paid to or earned by the following Executives during Fiscal Year 2013, as well as for the fiscal years ending September 30, 2012 and 2011 (“Fiscal Year 2012” and “Fiscal Year 2011”) to the extent applicable:  (i) Eric Hakmiller, in his capacity as the principal executive officer of Lincolnway Energy commencing April 9, 2013; (ii) Richard Brehm, in his capacity as the principal executive officer of Lincolnway Energy until November 9, 2012; (iii) Kim Supercynski, in her capacity as the interim principal executive officer and as the principal financial officer of Lincolnway Energy; and (iv) David Sommerlot, as the most highly-compensated executive of Lincolnway Energy (other than the principal executive officers and principal financial officer) whose compensation must be disclosed under rules of the Securities and Exchange Commission.

Name and Principal Position	Year1	Salary2 ($)	Bonus3 ($)	Non-Equity Incentive Plan Compensation4 ($)	All Other Compensation5 ($)	Total6 ($)
Eric Hakmiller	2013	$102,615	$—	$—	$19,628	$122,243
President & Chief Executive Officer

Richard Brehm	2013	$26,480	$—	$—	$57,075	$83,555
Former President & Chief Executive Officer	2012	$195,670	$—	$—	$10,166	$205,836
	2011	$199,105	$18,000	$3,329	$6,694	$227,128

Kim Supercynski	2013	$137,341	$—	$—	$7,375	$144,716
Interim President & Chief Executive Officer	2012	$117,541	$—	$—	$5,929	$123,470
& Chief Financial Officer	2011	$120,023	$—	$2,497	$6,239	$128,759

David Sommerlot	2013	$114,462	$—	$—	$3,632	$118,094
Plant Manager	2012	$114,462	$—	$—	$3,509	$117,971
	2011	$116,885	$—	$2,497	$3,867	$123,249

NOTES:

1.
Amounts shown in this table reflect compensation paid to or earned by each Executive during Fiscal Years 2013, 2012 and 2011, to the extent applicable. Mr. Hakmiller’s employment commenced on April 9, 2013, and Mr. Brehm’s employment ceased on November 9, 2012. Ms. Supercynski served as Interim President and Chief Executive Officer during the period of November 9, 2012 to April 9, 2013.

2.
Amounts reported in this column represent the base salary paid to each Executive during the fiscal year.  Although Lincolnway Energy operates on a fiscal year ending September 30, base salaries are established on a calendar year basis. Consequently, the base salary information contained in the table for each fiscal year represents a blending of the rates of base salary as in effect for the applicable portions of the two calendar years covered by the fiscal year commencing October 1 and ending September 30. During Fiscal Years 2013 and 2012, there were 26 pay periods, compared to 27 pay periods for Fiscal Year 2011. Ms. Supercynski received an increase of $900 per week in base salary during the period (lasting approximately 22 weeks) she served as Interim President and Chief Executive Officer.

3.
The amount reported under this column for Mr. Brehm consist of: (i) an installment of $8,000 paid in Fiscal Year 2011 under a retention bonus arrangement; and (ii) a performance bonus of $10,000 paid on a discretionary basis during Fiscal Year 2011.

4.
Amounts reported in this column for Fiscal Year 2011 represent additional compensation paid to the Executive under the Company Incentive Plan.  No additional compensation was paid during Fiscal Years 2013 or 2012 to any of the Executives covered by the Company Incentive Plan or during Fiscal Year 2013 to Mr. Hakmiller under his incentive arrangement.

5.
Amounts reported in this column for Fiscal Year 2013 include:  (i) contributions made by Lincolnway Energy to the 401(k) Plan for the account of each Executive during the fiscal year ($3,317 for Mr. Hakmiller, $977 for Mr. Brehm, $4,215 for Ms. Supercynski and $3,440 for Mr. Sommerlot); (ii) cash payments of $6,098 to Mr. Brehm and $3,160 to Ms. Supercynski for unused paid time off accrued during the fiscal year; (iii) a cash payment of $50,000 to Mr. Brehm in connection with his separation of service; (iv) health and dental insurance premiums of $9,477 paid on behalf of Mr. Brehm following his separation from service; and (v) an expense allowance of $14,400 paid to Mr. Hakmiller to defray his expenses associated with maintaining a temporary residence in Ames pending the sale of his residence in Missouri and relocation of his primary residence to Ames, together with a tax gross-up of $1,911 on the expense allowance.  During Fiscal Year 2013, all employees participating in the

401(k) Plan, including the Executives, were eligible to receive a matching employer contribution equal to 50% of the first 6% contributed by an employee from his or her base salary for the fiscal year. No additional discretionary employer contribution to the 401(k) Plan was made during Fiscal Year 2013.

6.	Amounts reported in this column represent total compensation paid to or earned by each Executive during the fiscal year.

Grants of Plan-Based Awards Tables for Fiscal Year 2013.
Company Incentive Plan. The following table sets forth information concerning the additional compensation potentially available to the Executives (other than Mr. Hakmiller) during Fiscal Year 2013 under the Company Incentive Plan.

ESTIMATED POTENTIAL PAYOUTS UNDER COMPANY INCENTIVE PLAN
	Threshold[1]	Target[2]	Maximum[3]
Richard Brehm	No Threshold Amount	$0	$49,177
Kim Supercynski	No Threshold Amount	$0	$28,492
David Sommerlot	No Threshold Amount	$0	$27,746

NOTES:

1.	The Company Incentive Plan did not designate a minimum amount of additional compensation that would be paid based on achieving a minimum or “threshold” level of company profitability.

2.
The Company Incentive Plan did not designate a specific amount of additional compensation that would be paid based on achieving a designated or “targeted” level of company profitability. However, under SEC rules, when an incentive plan provides only for a single payout (as does the Company Incentive Plan), that amount must be reported as the “target” payout under the table. In addition, SEC rules require that an estimated payout be disclosed based on previous fiscal year performance if the payout for Fiscal Year 2013 was not determinable at the time the award was granted to the Executives at the outset of Fiscal Year 2013. Consistent with these rules, the foregoing table provides an estimated payout under the Company Incentive Plan for Fiscal Year 2013 based on company performance during Fiscal Year 2012. Because Lincolnway Energy experienced a net loss during Fiscal Year 2012, and because no payout is made in the event of a net loss, the estimated payout under the Company Incentive Plan for Fiscal Year 2013, based on Fiscal Year 2012 performance, would result in an estimation that no payout would be made to the Executives during Fiscal Year 2013.

3.
Amounts in this column represent the maximum amount of additional compensation that each Executive was eligible to earn during Fiscal Year 2013 under the Company Incentive Plan.  Under the Company Incentive Plan, Mr. Brehm, had he remained an employee throughout Fiscal Year 2013, would have been entitled to receive additional compensation equal to 12% of the bonus pool and the other Executives were each entitled to receive additional compensation equal to 9% of the bonus pool, subject to a maximum amount determined by a specified percentage of the Executive’s base salary and, in the case of the Executives other than Mr. Brehm, subject to certain additional performance criteria established for the Executive.  Mr. Brehm would have been entitled to receive additional compensation up to 25% of his base salary and the other Executives were each entitled to receive additional compensation up to 24% of their respective base salaries.  The amounts set forth in the table reflect, for each Executive, the specified percentage applied to the Executive’s base salary as in effect commencing October 1, 2012 through September 30, 2013.  The amount of additional compensation potentially available for Mr. Brehm would have been determined based solely upon size of the bonus pool and his participation percentage (12%) in the pool, subject to the maximum payment limitation.  For the other Executives, however, Mr. Brehm was granted discretion under the Incentive Plan to establish performance criteria in determining the amount of additional compensation to be awarded.  Mr. Brehm elected, in this regard, to establish for each of the other Executives individual task-based performance criteria that were unique to their particular job responsibilities.

Annual Performance Plan. The following table sets forth information concerning the additional compensation potentially available to Mr. Hakmiller during Fiscal Year 2013 under the Annual Performance Plan.

ESTIMATED POTENTIAL PAYOUT UNDER ANNUAL PERFORMANCE PLAN
	Threshold[1]	Target[2]	Maximum[3]
Eric Hakmiller	No Threshold Amount	$3,430	No Maximum Amount

NOTES:

1.
The Annual Performance Plan developed for Mr. Hakmiller did not designate a minimum amount of additional compensation that would be paid based on achieving a minimum or “threshold” level of company performance.

2.
The Annual Performance Plan did not designate a specific amount of additional compensation that would be paid based on achieving a designated or “targeted” level of company performance. However, under SEC rules, when an incentive plan provides only for a single payout (as does the Annual Performance Plan), that amount must be reported as the “target” payout under the table. In addition, SEC rules require that an estimated payout be disclosed based on previous fiscal year performance if the payout for Fiscal Year 2013 was not determinable at the time the award was granted. Consistent with these rules, the foregoing table provides an estimated payout under the Annual Performance Plan for Fiscal Year 2013 based on company performance during Fiscal Year 2012. For Fiscal Year 2012, Lincolnway Energy reported a net loss of ($6,657,000). Under the Annual Performance Plan, the sum of $7 million would be added to such net loss, resulting in a adjusted figure of $343,000, of which Mr. Hakmiller was entitled to receive 1% as a payout, or $3,430.

3.	The Annual Performance Plan did not designate a maximum amount of additional compensation that would be paid based on company performance.
Phantom Unit Plan. The following table sets forth information concerning the additional compensation potentially available to Mr. Hakmiller during Fiscal Year 2013 under the Phantom Unit Plan.

ESTIMATED POTENTIAL PAYOUT UNDER PHANTOM UNIT PLAN
	Threshold[1]	Target[2]	Maximum[3]
Eric Hakmiller	No Threshold Amount	$0	No Maximum Amount

NOTES:

1.	The Phantom Unit Plan did not designate a minimum amount of additional compensation that would be paid based on achieving a minimum or “threshold” level of increase in the value of the Phantom Units.

2.
The Phantom Unit Plan did not designate a specific amount of additional compensation that would be paid based on achieving a designated or “targeted” level of increase in the value of the Phantom Units. However, under SEC rules, when an incentive plan provides only for a single payout (as does the Phantom Unit Plan), that amount must be reported as the “target” under the table. In addition, SEC rules require that an estimated payout be disclosed based on previous fiscal year performance if a payout during Fiscal Year 2013 was not determinable at the time the award was granted. Consistent with these rules, the foregoing table provides an estimated payout under the Phantom Unit Plan assuming a payout would have occurred as of the last day of Fiscal Year 2013. Assuming the award to Mr. Hakmiller had vested as of September 30, 2013, and assuming the event triggering the payout was the termination of his employment as of that date, Mr. Hakmiller would not have received any payout under the Phantom Unit Plan, as the ending value of the Phantom Units would have been less than the opening value of $500 per Phantom Unit established at the time of grant, meaning that there would have been no increase in value of the Phantom Units as of September 30, 2013 entitling him to a payout. The ending value of the Phantom Units would have been determined by the sales price of membership units traded pursuant to the unit matching service during the six months prior to September 30, 2013. During that time, there were four sales transactions, with sales prices ranging from a low of $400 per unit to a high of $470 per unit. Under the terms of the Phantom Unit Plan, the ending value of the Phantom Units would have been the average sales price paid in those transactions, resulting in a figure less than $500 per Phantom Unit. The ending value of the Phantom Units would need to have been in excess of $500 per Phantom Unit in order for Mr. Hakmiller to receive any payout under the arrangement.

3.	The Phantom Unit Plan did not designate a maximum amount of additional compensation that would be paid based on an increase in value of the Phantom Units.
Potential Payments upon Termination or Change in Control.
The Phantom Unit Plan contained in Mr. Hakmiller’s employment agreement, assuming vesting of the award, provides a potential payout to Mr. Hakmiller upon the termination of his employment with Lincolnway Energy (unless such employment is terminated on a “for cause” basis, in which case the award is forfeited) or in the event of a change of control situation in which Lincolnway Energy is sold to an unaffiliated party (assuming he remains an employee at the time of such sale). The Phantom Unit Plan is described in detail above under the heading “Hakmiller Incentive Arrangements”, including the specific circumstances that would trigger a payout, the manner in which the amount of the payout would be determined and the vesting and forfeiture conditions applicable to the award. Under SEC rules, Lincolnway Energy must provide a reasonable estimate of the payout to Mr. Hakmiller under the Phantom Unit Plan had the triggering event taken place on the last business day of Fiscal Year 2013. An estimate of the payout to Mr. Hakmiller under the Phantom Unit Plan is set forth above in the table immediately preceding this paragraph, and the assumptions made in providing such estimate are described in footnote 2 to the table.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of Lincolnway Energy's compensation committee as of the date of the posting of this proxy statement on Lincolnway Energy's website were Kurt Olson, Bill Couser, Rick Vaughn, Jim Hill and Greg Geoffroy. The compensation committee makes recommendations to the directors regarding the compensation of the executive officers and the directors, so all of the directors participated in the consideration and establishment of the compensation of the executive officers and the directors for the fiscal year ended September 30, 2013. Jeff Taylor is the chairman of Lincolnway Energy, Kurt Olson is the vice chairman, Terry Wycoff is the treasurer and Dick Johnson is the secretary. Kurt Olson also served as the secretary of Lincolnway Energy from May 2008, until February 2011, at which time he became the vice chairman of Lincolnway Energy. Bill Couser has previously served as the interim president and as the chairman of Lincolnway Energy, and Tim Fevold has previously served as the secretary of Lincolnway Energy.

SAY-ON-PAY ADVISORY VOTE--PROPOSAL 2

Background Regarding the Say-on-Pay Advisory Vote.

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended the Securities and Exchange Act of 1934 by adding a new Section 14A. Section 14A requires reporting companies such as Lincolnway Energy to conduct a separate member advisory vote to approve the compensation of the company's executives as disclosed in the proxy statement for the annual meeting of the members or other meeting of the members for which the proxy solicitation rules of the Securities and Exchange Commission require executive compensation disclosure. This advisory vote is sometimes referred to as the "say-on-pay advisory vote".

Section 14A also requires reporting companies such as Lincolnway Energy to conduct a separate member advisory vote to determine how often the company will conduct the say-on-pay advisory vote on the compensation of the executives of the company. Section 14A requires that the say-on-pay advisory vote be taken not less frequently than once every three years. Section 14A also provides that the "frequency of say-on-pay advisory vote" must be taken not less frequently than once every six years.

Section 14A provides that neither the say-on-pay advisory vote nor the frequency of say-on-pay advisory vote are binding upon the company or the board of directors of the company or are to be construed as overruling any decision by the company or its board of directors. The advisory votes also do not create or imply any change to the fiduciary duties of the company or its board of directors or create or imply any additional fiduciary duties for the company or its board of directors.

Both of the above votes were first submitted to the members at the 2011 annual meeting of the members that was held on February 14, 2011. At that 2011 annual meeting, the members approved having the say-on-pay advisory vote every three years. Given that vote, since the last say-on-pay advisory vote was taken in 2011, the say-on-pay advisory vote needs to be submitted to the members at the annual meeting. The next vote by the members on setting the frequency of the say-on-pay advisory vote will be taken at the 2017 annual meeting of the members.

Say-on-Pay Advisory Vote--Proposal 2

The say-on-pay proposal will allow the members to either endorse or to not endorse the compensation of Lincolnway Energy's executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosures contained in the "COMPENSATION OF EXECUTIVE OFFICERS" section of this proxy statement. The say-on-pay advisory vote is not applicable to the compensation of the directors.

The say-on-pay advisory vote of the members will not be binding upon Lincolnway Energy or the directors. The directors will, however, consider the outcome of the say on pay advisory vote as one factor when considering future executive compensation arrangements.

The directors believe that Lincolnway Energy's executive compensation and related policies and procedures are reasonable based on the size and complexity of Lincolnway Energy's business and operations and the qualifications, experience and performance of its executives, and are aligned with the long-term interests of Lincolnway Energy, and thereby its members. The directors therefore recommend a vote for approval of the Compensation Discussion and Analysis, the compensation tables and related disclosures contained in the "COMPENSATION OF EXECUTIVE OFFICERS" section of this proxy statement.

Voting Procedures on Say on Pay Advisory Vote.

The members holding at least 25% of the outstanding units will constitute a quorum of the members for the annual meeting. If a quorum is represented at the annual meeting, the vote of the members holding at least a majority of the units that are represented at the annual meeting (in person or by proxy or ballot) will be the act of the members with respect to the say-on-pay advisory vote.

Votes withheld and abstentions and broker non-votes represented at the annual meeting will be counted for quorum purposes, but will not be counted as votes cast for or against the say-on-pay advisory vote proposal.

You should carefully review the ballot for other voting instructions.

If a member does not indicate any preference with respect to the say-on-pay advisory vote, the member will be deemed to have abstained from voting on the proposal.

RATIFICATION OF AUDITOR--PROPOSAL 3

The directors and the audit committee have selected McGladrey LLP as Lincolnway Energy's auditor for the fiscal year ending September 30, 2014, and the directors are asking the members to ratify that selection. McGladrey LLP has served as Lincolnway Energy's auditor since October 2005. Although the engagement, retention and supervision of Lincolnway Energy's auditor is within the authority of the directors and the audit committee, the directors consider the selection of the auditor to be an important matter of member concern and are submitting the selection of McGladrey LLP for ratification by the members as a matter of good corporate practice.

The members holding at least 25% of the outstanding units will constitute a quorum of the members for the annual meeting. If a quorum is represented at the annual meeting, the affirmative vote of the members holding at least a majority of the units that are represented at the annual meeting (in person or by proxy or ballot) will be required for the ratification of the selection of McGladrey LLP as Lincolnway Energy's auditor for the fiscal year ending September 30, 2014. The Directors recommend a vote FOR the proposal.

You should carefully review the ballot for voting instructions on this proposal.

One or more representatives of McGladrey LLP are expected to be present at the annual meeting and will have the opportunity to make a statement at the annual meeting if they desire to do so, and are also expected to be available to respond to appropriate questions.

DISCLOSURE OF INDEPENDENT AUDITOR FEES

The following table presents fees for professional services rendered by McGladrey LLP for the audit of Lincolnway Energy's annual financial statements for the fiscal years ended September 30, 2013 and 2012 and fees billed for other services rendered by McGladrey LLP during those periods:

	Year Ended September 30,
	2013	2012
Audit Fees	$82,200	$80,600
Tax Fees	$24,000	$19,255
Total	$106,200	$99,855

Audit Fees.  The audit fees were billed for the audit by McGladrey LLP of Lincolnway Energy's annual financial statements and review of the financial statements included in Lincolnway Energy's quarterly reports on Form 10-Q or services that are normally provided by McGladrey LLP in connection with statutory and regulatory filings or engagements.

Tax Fees.  The tax fees were billed for services rendered by McGladrey LLP for tax compliance, tax advice and tax planning.  The nature of the services comprising the tax fees was for year end tax preparation of the partnership return and associated K-1's.

Lincolnway Energy's directors have concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of McGladrey LLP.

Each specific engagement of McGladrey LLP is pre-approved by the audit committee of the board of Lincolnway Energy.

Security Ownership of Management

The table below sets forth certain information regarding the beneficial ownership of units of Lincolnway Energy as of January 20, 2014 by the following individuals:

•	Lincolnway Energy's directors;

•	Lincolnway Energy's president, controller and plant manager;

•	Each nominee for election as a director at the annual meeting; and

•	Lincolnway Energy's directors and its president, controller and plant manager, as a group.

The three nominees for the three director positions that are to be filled at the annual meeting are incumbent directors, and are Brian Conrad, Tim Fevold and Jeff Taylor. The listed individuals are not separately designated as nominees for election as a director in the following table.

Lincolnway Energy had 42,049 outstanding units on January 20, 2014.

Name of Beneficial Owner	Amount and Nature Of Beneficial Ownership[1]	Percent of Class

William Couser, Director	4,132.98%

Jeff Taylor, Director and Chairman	580[2,3]	1.38%

Timothy Fevold, Director	101	0.24%

Terrill Wycoff, Director and Treasurer	275.65%

James Hill, Director	250.59%

Brian Conrad, Director	5,532	1.32%

Rick Vaughan, Director	0	—%

Richard Johnson, Director and Secretary	145.34%

Kurt Olson, Director and Vice Chairman	200.48%

Gregory Geoffrey	0	—%

Eric Hakmiller, President	0	—%

Kristine Strum, Controller	0	—%

David Sommerlot, Plant Manager	0	—%

All directors and executive officers as a group (excluding nominees for director)	2,517	5.99%

[1]	Unless otherwise indicated by a footnote, all of the units are directly owned by the listed individual or jointly owned with their spouse and are not pledged as security by the listed individual.

[2]	All of the units are pledged as security by the listed individual, except that only 417 units of Mr. Conrad are pledged.

[3]	Fifty of the units are held by a trust for which Jeff Taylor serves as one of the trustees and fifty of the units are held by minor children of Mr. Taylor.

Rick Brehm served as Lincolnway Energy's general manager or president and chief executive officer from May 17, 2005 until November 9, 2012. Rick did not own any units of Lincolnway Energy during, or prior to, that time period. Kim Supercynski served as Lincolnway Energy's chief financial officer from October 29, 2005 until January 15, 2014. Kim did not own any units of Lincolnway Energy, but Kim's spouse owns 25 units of Lincolnway Energy.

To Lincolnway Energy's knowledge, as of the date of the posting of this proxy statement on Lincolnway Energy's website:

•
No person or group (as that term is defined in Section 13(d)(3) of the Exchange Act) was the beneficial owner of more than 5% of Lincolnway Energy's outstanding units, and no person or group held more than 5% of Lincolnway Energy's outstanding units pursuant to any voting trust or similar agreement, and

•	There were no arrangements, including any pledge of units by any person, the operation of which may at a subsequent date result in a change in control of Lincolnway Energy.

AUDIT COMMITTEE REPORT

The directors have the ultimate authority for effective corporate governance, including the role of oversight of the management of Lincolnway Energy. The audit committee's general purpose is to assist the directors in fulfilling their responsibilities by overseeing the accounting and financial reporting processes of Lincolnway Energy, the audits of Lincolnway Energy's financial statements, the qualifications and performance of the independent registered public accounting firm engaged as Lincolnway Energy's independent auditor, and the performance of Lincolnway Energy's internal accounting, financial reporting and auditing processes.

The audit committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of Lincolnway Energy's financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of Lincolnway Energy's system of internal control. Lincolnway Energy's independent auditor, McGladrey LLP, is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The audit committee has reviewed and discussed Lincolnway Energy's audited financial statements and related footnotes for the fiscal year ended September 30, 2013, and the independent auditor's report on those financial statements, with Lincolnway Energy's management and with McGladrey LLP. Management represented to the audit committee that Lincolnway Energy's financial statements were prepared in accordance with generally accepted accounting principles.

The audit committee has discussed with McGladrey LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee has also received the written disclosures and the letter from McGladrey LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey LLP's communications with the audit committee concerning independence, and has discussed with McGladrey LLP that firm's independence.

Based on the review and discussions referred to above, the audit committee recommended to the directors that the audited financial statements be included in Lincolnway Energy's Annual Report on Form 10-K for the fiscal year ended September 30, 2013 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Richard Johnson
Tim Fevold
Brian Conrad
Rick Vaughan

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the compensation discussion and analysis set forth above in the "COMPENSATION OF EXECUTIVE OFFICERS" section of this proxy statement with management, and, based on that review and discussion, recommended to the directors that the compensation discussion and analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Kurt Olson
Bill Couser
Rick Vaughn
Jim Hill
Greg Geoffroy

MEMBER PROPOSALS FOR 2015 ANNUAL MEETING

Lincolnway Energy currently anticipates holding the annual meeting for 2015 in February, March or April of 2015.

In order for a proposal of any member pursuant to the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 to be presented for inclusion in Lincolnway Energy's proxy materials for the annual meeting of members to be held in 2015, the proposal must be received at Lincolnway Energy's principal executive office by no later than the close of business on September 26, 2014. Any proposal will need to comply with the regulations of the Securities and Exchange Commission regarding the inclusion of member proposals in Lincolnway Energy's proxy materials. As the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included in Lincolnway Energy's proxy materials.

Any member proposal, other than with respect to a nominee for election as a director, that is submitted outside the processes of Rule 14a-8 shall be also considered untimely unless received at Lincolnway Energy's principal executive office by no later than September 26, 2014. A member who desires to submit a proposal outside of the processes of Rule 14a-8 must review and follow Section 5.4 of the Second Amended and Restated Operating Agreement of Lincolnway Energy.

Under Section 4.3 of the Second Amended and Restated Operating Agreement of Lincolnway Energy, any member or members owning at least five percent of the outstanding units may nominate any individual for election as a director at an annual meeting only if a fully completed and signed written nomination petition is received at the principal office of Lincolnway Energy no sooner than the October 1, but not later than the November 30, which precedes the annual meeting in question. The nomination petition must be on a form provided by Lincolnway Energy. In order to have the nominee included in Lincolnway Energy's proxy materials for the 2015 annual meeting of the members, Lincolnway Energy may, under Rule 14a-18 of the Securities and Exchange Commission, require, among other things, the nominating member or members to provide notice to Lincolnway Energy of the member's intent to do so on Schedule 14N and to file that notice with the Securities and Exchange Commission within the time period set out in Rule 14a-18, which for purposes of the 2015 annual meeting, is not later than September 26, 2014. The nominee must provide Lincolnway Energy with the nominee statement contemplated by Section 4.3 of the Second Amended and Restated Operating Agreement.

A member who wishes to submit a proposal or a nomination petition is encouraged to seek independent counsel about the requirements of the Securities and Exchange Commission and under the Second Amended and Restated Operating Agreement. Lincolnway Energy is not required to consider any proposal or nomination petition that does not meet the requirements of the Securities and Exchange Commission and the requirements of the Second Amended and Restated Operating Agreement.

All proposals and nomination petitions should be directed to Lincolnway Energy's principal executive office located at 59511 W. Lincoln Highway, Nevada, Iowa, to the attention of Lincolnway Energy's secretary. Lincolnway Energy suggests that proposals and nomination petitions be sent by certified mail, return receipt requested, or by another means that permits proof of the date of delivery.

OTHER MATTERS

The directors do not intend to bring any other business before the annual meeting, and no member proposals will be able to be made or acted upon at the annual meeting, so the only member action to be acted upon at the annual meeting will be the vote on the three proposals as described and provided in this proxy statement.

By order of the Directors,

/s/ Richard Johnson
Richard Johnson, Secretary

Nevada, Iowa
January 20, 2014

LINCOLNWAY ENERGY, LLC
BALLOT
ANNUAL MEETING OF MEMBERS
March 5, 2014

This Ballot is provided to you as a member of Lincolnway Energy, LLC ("Lincolnway Energy") in connection with the annual meeting of the members that will be held on March 5, 2014, commencing at 6:30 p.m., at the Holiday Inn Ames Conference Center, 2609 University Blvd., Ames, Iowa, and any postponements or adjournments thereof. If you need directions to the Holiday Inn, please call Lincolnway Energy at (515) 232-1010.

The units held by you will be voted in accordance with your specifications provided in this Ballot if this Ballot is properly completed and timely returned to Lincolnway Energy. You must complete, date and sign this Ballot. You can deliver this Ballot in person at the annual meeting. You can also deliver this Ballot to the principal office of Lincolnway Energy in person or by mail, but in either case, the Ballot must be received by Lincolnway Energy before 3:00 p.m. on March 5, 2014 in order to be valid and counted. If you return your Ballot before the annual meeting, and decide that you want to change your vote, you can do so at any time before the voting results are announced at the annual meeting by either coming to the principal office of Lincolnway Energy before 3:00 p.m. on March 5, 2014 or by coming to the annual meeting and notifying any director at any time before the voting results are announced at the annual meeting. In either case, you will be given another Ballot to complete and deliver either at the annual meeting or to the principal office of Lincolnway Energy at any time before 3:00 p.m. on March 5, 2014. This Ballot is being given by you for the annual meeting and for any postponements or adjournments of the annual meeting.

This Ballot is solicited on behalf of the Directors of Lincolnway Energy.

Proposal 1--Vote On Election of Directors

There are three director positions to be filled, and there are three nominees to fill those three positions. You can vote for less than three nominees, and, in that case, your vote for the nominee or nominees designated by you will be counted, and you will be deemed to have abstained and withheld from voting for all of the other nominees. If you do not vote for any of the nominees, you will be deemed to have abstained and withheld from voting for any of the nominees. An abstention or withholding will not be counted as a vote for or against a nominee, but you will still be deemed present for purposes of establishing a quorum for the annual meeting. The directors recommend the election of the three nominees.

I hereby vote FOR the following nominees for director (TO VOTE FOR A NOMINEE PLACE AN "X" IN THE BOX NEXT TO THE NAME OF THE NOMINEE):

☐	Brian Conrad	☐	Tim Fevold	☐	Jeff Taylor

Proposal 2-Say-On-Pay Advisory Vote on Executive Compensation

I hereby vote as follows with respect to approving the compensation of Lincolnway Energy's executive officers as discussed in the Compensation Discussion and Analysis, the compensation tables and the related disclosures contained in the "COMPENSATION OF EXECUTIVE OFFICERS" section of the proxy statement. The directors recommend a vote "FOR" this proposal. (PLACE AN "X" IN THE BOX WHICH SETS OUT HOW YOU WANT TO VOTE ON THIS PROPOSAL)

☐	FOR	☐	AGAINST	☐	ABSTAIN

If you check more than one box or you do not check any box, you will be deemed to have abstained from voting on this proposal. A member abstaining will be counted for quorum purposes, but the units of the member will not be counted as votes cast for or against this proposal.

Proposal 3-Vote On Ratification of Selection of Lincolnway Energy's Auditor

I hereby vote as follows with respect to the selection of McGladrey LLP to act as the auditor for Lincolnway Energy for the fiscal year ending September 30, 2014. The Directors recommend a vote "FOR" this proposal. (PLACE AN "X" IN THE BOX WHICH SETS OUT HOW YOU WANT TO VOTE ON THIS PROPOSAL)

☐	FOR	☐	AGAINST	☐	ABSTAIN

If you check more than one box or you do not check any box, you will be deemed to have abstained from voting on this proposal. A member abstaining will be counted for quorum purposes, but the units of the member will not be counted as votes cast for or against this proposal.

Dated: __________________, 2014

[SIGNATURE BLOCK FOR INDIVIDUALS	SIGNATURE BLOCK FOR ENTITY]
OR JOINT BOTH parties must sign]	(Corporation, Partnership, Trust, IRA)

(Signature 1)	(PRINTED Entity Name)
Printed Name 1:
(Authorized Signature)

Printed Authorized Name:
(Signature 2)
Printed Name 2:	Title: